Exhibit 99.1

News Release

Worldwide Press Office: 312-997-8640

UAL CORPORATION REPORTS YEAR-OVER-YEAR

PRE-TAX INCOME GROWTH OF 127%

FOR THE THIRD QUARTER OF 2007

CHICAGO, October 23, 2007 – UAL Corporation (NASDAQ: UAUA), the holding company whose primary subsidiary is United Airlines, reported pre-tax income of $565 million for the third quarter ended September 30, 2007. Pre-tax income, excluding special items, was $498 million, $279 million or 127 percent higher than the same period in 2006. The company:

•                  Reported basic and diluted earnings per share (EPS) of $2.82 and $2.21 respectively. Excluding special items, basic and diluted EPS were $2.49 and $1.96 respectively. Diluted EPS excluding special items increased 75 percent versus last year.

•                  Increased year-over-year mainline passenger unit revenue by 10.6 percent and by 9.7 percent excluding special items through its capacity discipline and aggressive revenue management.

•                  Continued its focus on controlling costs, with operating expenses increasing only 0.6 percent versus the prior year.

•                  Generated operating cash flow of $342 million, a 161 percent year-over-year improvement. Maintained a cash and short-term investments balance of $5.0 billion at September 30, 2007, including $788 million of restricted cash, despite debt reductions during the quarter.

•                  Strengthened its balance sheet by reducing total debt by $210 million during the quarter.

•                  Was awarded a new direct route to China, making United the first U.S. carrier to offer daily, nonstop service between San Francisco and Guangzhou.

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Earnings Growth Driven by Strong Revenue Performance

UAL generated operating earnings of $656 million in the third quarter of 2007. Operating earnings, excluding special items, grew to $589 million, a year-over-year improvement of 93 percent, resulting in an operating margin of 10.7 percent. The company had pre-tax income, excluding special items, of $498 million, 127 percent higher than the same period last year resulting in a pre-tax margin of 9.0 percent for the third quarter of 2007, more than double the margin in the comparable period last year. Despite a tax rate that was 17 points higher year-over-year, net income for the third quarter of 2007, excluding special items, increased by 81 percent or $132 million to $295 million.

The company’s strong third quarter earnings improvement was fueled by passenger unit revenue growth that was among the best in the industry. United continued to generate strong operating cash flow growth of $211 million or 161 percent year-over-year.

“We delivered excellent results this quarter driven by fundamental improvements across our core business,” said Glenn Tilton, chairman, president and CEO. “The work of the management team and our employees across the company is building on the momentum from our second quarter which enabled us to outperform our domestic peers.”

Operating expenses increased by $30 million, and excluding special items, increased by $22 million, or approximately 0.5 percent year-over-year driven mainly by regional affiliate expense, increased aircraft maintenance and purchased services expense. Mainline CASM excluding fuel and special items of 7.71 cents was up 5.8 percent year-over-year.

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Operating earnings benefited from special items associated with our bankruptcy case that were recorded during the quarter, as are more fully described in Note 5. These special items included (i) final resolution of certain administrative claims, resulting in an operating revenue credit of $45 million and an operating expense credit of $14 million; and (ii) an operating expense credit of $8 million relating to ongoing municipal bond litigation. The company, consistent with past practice, has excluded these special items to provide a useful perspective on quarterly performance excluding special bankruptcy-related impacts.

The change to deferred revenue accounting for the Mileage Plus program decreased passenger revenues by an estimated $35 million in the third quarter versus the previous incremental cost method. However, offsetting this was a $50 million revenue benefit from the change to the expiration period for inactive customer accounts from 36 to 18 months that was announced in January of this year. Collectively, these two Mileage Plus accounting changes increased passenger revenues by $15 million this quarter. On a year-over-year basis, Mileage Plus accounting changes resulted in revenues increasing by $32 million.

Mainline unit earnings for the third quarter, which is mainline revenue per available seat mile (RASM) minus mainline operating cost per available seat mile (CASM), increased 115 percent to 1.59 cents from 0.74 cents a year ago. Mainline unit earnings excluding fuel and special items increased 16.4 percent to 5.05 cents from 4.34 cents last year.

Regional affiliate's contribution to operating income, excluding special items, increased by $8 million or 13 percent year-over-year. Regional affiliate's revenue,

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excluding special items, increased 6.0 percent or $46 million while regional affiliates expense increased by 5.3 percent.

The company recorded a largely non-cash income tax expense in the third quarter of 2007 of $232 million. The effective tax rate for the quarter was 41 percent compared to an effective tax rate of 24 percent in the third quarter of 2006. Because of its Net Operating Loss carry-forwards, the company expects to pay minimal cash taxes for the foreseeable future.

Focus on Balance Sheet Improvement Continues

The company generated positive operating cash flow of $342 million, $211 million or 161 percent higher than the comparable period in 2006 and ended the quarter with a total cash and short-term investments balance of $5.0 billion, including a restricted cash balance of $788 million.

The company’s cash and short-term investments balance remained relatively unchanged from the second quarter of 2007, as its operating cash flow was used to fund planned non-aircraft capital investments, purchase aircraft in conjunction with refinancing activities, and repurchase debt on the open market. In order to refinance certain aircraft at a lower cost, the company purchased three aircraft that it had previously leased, for a total purchase price in excess of $150 million. The purchase of these aircraft was largely financed with the proceeds of the EETC transaction the company executed in the second quarter. These transactions did not result in any change in the company’s fleet count of 460 mainline aircraft.

During the quarter the company also repurchased $76 million of debt securities that are classified as held-for-sale investments in the consolidated balance sheets since

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the related debt issuances remain outstanding. The company separately records interest income and interest expense on the repurchased notes; the related savings in financing costs from these investments are included in the total savings from debt repurchases noted below.

The company reduced its total on balance sheet debt during the quarter by $112 million. Including off balance sheet debt and deducting the debt securities the company repurchased during the quarter, our total debt balance declined by $210 million versus the second quarter of 2007. On the same basis, year-to-date, the company has reduced total debt by $1.6 billion and expects to reduce net financing costs by approximately $100 million in 2008 through transactions implemented since the first of the year.

Free cash flow, defined as operating cash flow less capital expenditures, increased to $60 million versus the third quarter of 2006. Excluding the impact of the aircraft transactions mentioned above during the quarter, free cash flow would have increased to more than $200 million from $38 million in the third quarter of 2006.

“Our cash flow remains strong and we are using our cash wisely,” said Jake Brace, executive vice president and chief financial officer. “We delivered overall solid cost performance, impacted somewhat by increased profit sharing costs driven by our strong revenue performance.”

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Revenue Growth Driven by Continued Strength in International Markets And Significantly Improved Domestic Performance

Total passenger revenues, excluding special items, increased by 7.6 percent in the third quarter compared to the prior year. The company’s continued focus on capacity discipline and revenue execution resulted in a significant improvement in domestic revenue performance. Mainline domestic passenger revenue per available seat mile (PRASM), excluding special items, increased by 9.0 percent from the third quarter of 2006 aided by a 4.6 percent reduction in capacity. International markets continued to produce strong unit revenue growth with PRASM growth, excluding special items, of 10.8 percent over the same period last year despite a 3.2 percent increase in international capacity year-over-year.

In total, mainline PRASM, excluding special items, increased by 9.7 percent on a 0.3 percent decrease in traffic, a 1.5 percent decrease in capacity and an 8.2 percent increase in yield. Consolidated PRASM increased by 9.9 percent year-over-year and, excluding special items, increased by 8.9 percent.

Total revenue, excluding special items, increased by 5.9 percent in the third quarter compared to the third quarter of 2006, driven by a 7.6 percent increase in passenger revenue and a 8.2 percent increase in cargo revenue partially offset by a decline in other operating revenues due entirely to the elimination of $85 million in pass-through sales for our fuel subsidiary, UAFC.

Mainline RASM increased by 8.4 percent, and mainline RASM excluding UAFC and special items increased by 9.7 percent from the comparable quarter in 2006 (Note 11).

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Comparison of 2007 Third Quarter Geographic Passenger Revenue Versus 2006 Third Quarter(1)
Geographic Area	3Q 2007 Passenger Revenue (millions)	Passenger Revenues % Increase/ (Decrease)	PRASM % Increase/ (Decrease)	ASM(2) % Increase/ (Decrease)

North America	$2,532	4.0%	9.0%	(4.6)%
Pacific	910	14.8%	9.2%	5.1%
Atlantic	665	17.4%	12.2%	4.6%
Latin America	118	(3.3)%	11.7%	(13.5)%
Total Mainline	$4,225	7.9%	9.7%	(1.5)%

Regional Affiliates	$819	6.0%	4.6%	1.3%

Total Consolidated	$5,044	7.6%	8.9%	(1.3)%

Adjusted Consolidated(3)	$5,029	6.9%	8.2%

(1)Excludes special items

(2)ASM (available seat miles)

(3)Consolidated Passenger Revenue and PRASM adjusted for Mileage Plus effects (See Footnote 11(b)).

Regional affiliate PRASM improved 5.6% and, excluding special items, improved 4.6 percent compared to the third quarter of 2006, on a 1.3 percent increase in capacity, a 0.2 point decrease in load factor, and a 4.7 percent rise in yield. Stage length for regional affiliates was up 4.4 percent compared to the same period in 2006.

“Continuing our discipline in capacity planning and allocation delivered results that are among the best in the industry,” said John Tague, executive vice president and chief revenue officer. “These results are quite encouraging against a particularly strong year-ago quarter, and speak to the quality of our execution.”

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Focus on Cost Control Continues

The company’s mainline CASM increased by 1.3 percent from the year-ago quarter to 11.28 cents. Excluding fuel and special items, mainline CASM increased by 5.8 percent to 7.71 cents from the third quarter of 2006.

	Third Quarter Increase
	Mainline			Consolidated
	2007	2006	% Chg.	2007	2006	% Chg.
CASM (cents)	11.28	11.13	1.3%	11.96	11.74	1.9%
CASM excluding fuel and special items (cents)	7.71	7.29	5.8%	8.19	7.74	5.8%

As part of its performance agenda, the company continues to focus on implementing continuous improvement programs to improve the passenger experience, control costs, and mitigate inflationary pressures and is on-track to complete its 2007 $400 million cost reduction program by year-end.

The company has classified its various fuel hedging positions as economic hedges. The company recorded a net gain of $18 million on hedge contracts in the third quarter - a realized gain of $8 million relating to the current quarter and an unrealized gain of $10 million relating to contracts settling in future periods. These benefits were recorded in the third quarter’s mainline aircraft fuel expense.

Implementation Of Continuous Improvement and Standard Work Enables Strong Employee Productivity

Productivity continued to increase in the third quarter. Employee productivity (available seat miles divided by employee equivalents) improved 0.9 percent for the quarter compared to the same period in 2006, driven by a 2.4 percent decrease in average full-time equivalent employees. Aircraft productivity, as measured by fleet

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utilization, declined by 2.3 percent to an average of approximately 11 hours and 9 minutes per day, compared to the third quarter of 2006 reflecting the company’s strategy of reducing domestic capacity to improve revenue performance. The company ranked third in DOT on-time arrival statistics for the twelve months ending August, the latest results available, among the six major U.S. network carriers, climbing the rankings by two positions since last year.

“Despite a challenging summer, marked by severe air-traffic control delays, weather and high load factors, United outperformed our network peers in both on-time arrivals and fewest mishandled bags,” said Pete McDonald, executive vice president and chief operating officer. “Our employees did great work, focused on getting our customers where they need to be by improving our service.”

Business Highlights

•                  The company announced that it will offer new daily passenger and cargo service between Los Angeles and Frankfurt beginning December 15, 2007. This will be United’s eighth daily flight to Frankfurt, and the new service from Los Angeles means United now serves Frankfurt from all four of its international gateways, with service twice daily from its San Francisco and Chicago hubs and three times daily from its Washington, D.C. hub.

•                  The U.S. Department of Transportation (DOT) awarded a new direct route to China to United Airlines, making it the first U.S. carrier to offer daily, nonstop service between San Francisco and Guangzhou. This brings to six the number of daily nonstop flights United provides to China, including daily nonstop flights to Beijing from San Francisco, Chicago and Washington, D.C.; and daily nonstop flights to Shanghai from Chicago and San Francisco.

•                  The company will showcase the first of 97 international aircraft to be refitted with new premium seats, entertainment systems and other product enhancements with an inaugural flight shortly from Washington Dulles to Frankfurt. With this flight, United earns the distinction of becoming the first U.S. carrier to offer 180-degree, lie-flat beds in business class on overseas flights.

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“We are continuing to invest in improving the experience for our customers, on the ground and in the air,” said Graham Atkinson, executive vice president and chief customer officer. “We will shortly be introducing our customers to an industry-leading international premium product and will be the only U.S. carrier with a truly lie-flat seat in business class, with more service enhancements to be announced soon.”

Fresh Start Reporting

Upon emergence from its Chapter 11 reorganization in February 2006, the company adopted fresh-start reporting in accordance with SOP 90-7. The company’s emergence resulted in a new reporting entity with no retained earnings or accumulated deficit as of February 1, 2006. Accordingly, the company’s financial information shown for periods prior to February 1, 2006 is not comparable to consolidated financial statements presented on or after that date. For further discussion on fresh-start reporting, please refer to the company’s 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

To offer additional information for investors, the company has identified certain items consisting only of major non-cash fresh-start reporting and exit-related credits and charges (Note 12).  While it is not practical for the company to present information for all items that are not comparable in the pre- and post-exit periods, the company believes that the items identified in Note 12 are the material non-cash fresh-start reporting and exit-related items and that such information is useful to investors in understanding year-over-year performance.   These fresh-start and exit-related items were discussed in the company’s Form 8-K filed with the Securities and Exchange Commission on May 8, 2006 and in the company’s 2006 Form 10-K.

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Outlook

The company currently expects the following capacity for the fourth quarter of 2007, full-year 2007 and full-year 2008:

Capacity (Available Seat Miles)	Fourth Quarter 2007	Full Year 2007	Full Year 2008
North America	-5.5% to -4.5%	-3.5% to -2.5%	-4.0% to -3.0%
International	+4.5% to +5.5%	+2.5% to +3.5%	+5.5% to +6.5%
Mainline	-1.5% to -0.5%	-1.5% to -0.5	Flat to +1.0%
Express	+2.5% to +3.5%	+3.5% to +4.5%	+1.0% to +2.0%
Consolidated	-1.0% to Flat	-1.0% to Flat	Flat to +1.0%

Including the effects of cost savings initiatives previously announced, the company estimates that mainline CASM excluding fuel and special items will increase by 6.0 percent to 6.5 percent for the fourth quarter versus the comparable period of 2006. Approximately half of the year-over-year increase is driven by higher maintenance costs due to increased heavy maintenance volumes and rate increases in some of our outsourcing contracts. Another 1 point of the increase is due to lower operating expenses in the fourth quarter of 2006 from two favorable insurance settlements. In addition, higher profit sharing expense is causing 1 point of the year-over-year increase.

The company expects 2007 full-year CASM excluding fuel, severance and special items to increase by approximately 2.5 percent.

As of October 22nd, the company had hedged 18 percent of forecasted fuel consumption for the fourth quarter of 2007 through heating oil three-way collars with upside protection on a weighted average basis beginning from $2.04 per gallon and capped at $2.22 per gallon. Payment obligations on a weighted average basis begin if heating oil drops below $1.86 per gallon.

The company expects mainline jet fuel price per gallon, including the impact of hedges, to average $2.50 per gallon in the fourth quarter of 2007.

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Note 11 to the attached Statements of Consolidated Operations provides a reconciliation of net income or loss reported under GAAP to net income or loss excluding reorganization items for all periods presented, as well as a reconciliation of other non-GAAP financial measures, including special items.

About United

United Airlines (NASDAQ: UAUA) operates more than 3,600* flights a day on United, United Express and Ted to more than 200 U.S. domestic and international destinations from its hubs in Chicago, Denver, Los Angeles, San Francisco and Washington, D.C. With global air rights in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States. United also is a founding member of Star Alliance, which provides connections for our customers to 855 destinations in 155 countries worldwide. United’s 55,000 employees reside in every U.S. state and in many countries around the world. News releases and other information about United can be found at the company’s Web site at united.com.

*Based on the flight schedule between Jan. 4, 2007 and Dec. 31, 2007.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Certain statements included in this press release are forward-looking and thus reflect the company’s current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the operations and business environment of the company that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Factors that could significantly affect net earnings, revenues, expenses, costs, load factor and capacity include, without limitation, the following: the company’s ability to comply with the terms of its credit facility; the costs and availability of financing; the company’s ability to execute its business plan; the company’s ability to attract, motivate and/or retain key employees; the company’s ability to attract and retain customers; demand for transportation in the markets in which the company operates; general economic conditions (including interest rates, foreign currency exchange rates, crude oil prices and refining capacity in relevant markets); the effects of any hostilities or act of war or any terrorist attack; the ability of other air carriers with whom the company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs of jet fuel; our ability to cost-effectively hedge against increases in the price of jet fuel; the costs associated with security measures and practices; labor costs; competitive pressures on pricing and on demand; capacity decisions of United and/or its competitors; U.S. or foreign governmental legislation, regulation and other actions, including the effect of open skies agreements; the ability of the company to maintain satisfactory labor relations and our ability to avoid any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth from time to time in UAL’s reports to the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the company that such matters will be realized. The company disclaims any intent or obligation to update or revise any of the forward-

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looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

 # # #

UAL CORPORATION AND SUBSIDIARY COMPANIES

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Three Months Ended		%
	September 30,		Increase/
(In accordance with GAAP)	2007	2006	(Decrease)
Operating revenues:
Passenger - United Airlines	$4,225	$3,916	7.9
Passenger - Regional Affiliates	819	773	6.0
Cargo	198	183	8.2
Special operating items (Note 5)	45	—	—
Other operating revenues	240	304	(21.1)
	5,527	5,176	6.8
Operating expenses:
Aircraft fuel	1,324	1,368	(3.2)
Salaries and related costs	1,062	1,060	0.2
Regional affiliates (a)	751	713	5.3
Purchased services	344	302	13.9
Aircraft maintenance materials and outside repairs	295	252	17.1
Depreciation and amortization	245	226	8.4
Distribution expenses (Note 4)	211	215	(1.9)
Landing fees and other rent	201	199	1.0
Aircraft rent	102	104	(1.9)
Cost of third party sales	68	153	(55.6)
Special operating items (Note 5)	(22)	(30)	(26.7)
Other operating expenses	290	279	3.9
	4,871	4,841	0.6

Earnings from operations	656	335	95.8

Other income (expense):
Interest expense	(161)	(164)	(1.8)
Interest income	71	72	(1.4)
Interest capitalized	5	3	66.7
Miscellaneous, net	(6)	3	—
	(91)	(86)	5.8

Earnings before income taxes and equity in earnings of affiliates	565	249	126.9
Income tax expense	232	60	286.7

Earnings before equity in earnings of affiliates	333	189	76.2
Equity in earnings of affiliates, net of tax	1	1	—
Net income	$334	$190	75.8

Earnings per share, basic	$2.82	$1.62
Earnings per share, diluted	$2.21	$1.30

Weighted average shares, basic	117.5	115.6
Weighted average shares, diluted	154.1	151.1

See accompanying notes.

(a) Regional affiliates expense includes regional aircraft rent expense. See Note 3 for more information.

UAL CORPORATION AND SUBSIDIARY COMPANIES

SUCCESSOR AND PREDECESSOR COMPANY

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Successor	(Note 2)	Successor	Predecessor
(In accordance with GAAP)	Nine Months Ended September 30, 2007	Combined Periods Ended September 30, 2006	Period from February 1 to September 30, 2006	Period from January 1 to January 31, 2006	% Increase/ (Decrease)
Operating revenues:
Passenger - United Airlines	$11,457	$10,978	$9,904	$1,074	4.4
Passenger - Regional Affiliates	2,298	2,203	1,999	204	4.3
Cargo	547	557	501	56	(1.8)
Special operating items (Note 5)	45	—	—	—	—
Other operating revenues	766	1,016	892	124	(24.6)
	15,113	14,754	13,296	1,458	2.4
Operating expenses:
Aircraft fuel	3,571	3,685	3,323	362	(3.1)
Salaries and related costs	3,149	3,215	2,857	358	(2.1)
Regional affiliates (a)	2,176	2,124	1,896	228	2.4
Purchased services	980	927	829	98	5.7
Aircraft maintenance materials and outside repairs	860	768	688	80	12.0
Depreciation and amortization	694	660	592	68	5.2
Landing fees and other rent	654	644	569	75	1.6
Distribution expenses (Note 4)	596	624	564	60	(4.5)
Aircraft rent	307	318	288	30	(3.5)
Cost of third party sales	238	536	471	65	(55.6)
Special operating items (Note 5)	(44)	(30)	(30)	—	46.7
Other operating expenses	831	859	773	86	(3.3)
	14,012	14,330	12,820	1,510	(2.2)

Earnings (loss) from operations	1,101	424	476	(52)	159.7

Other income (expense):
Interest expense	(506)	(558)	(516)	(42)	(9.3)
Interest income	191	173	167	6	10.4
Interest capitalized	14	10	10	—	40.0
Miscellaneous, net	(7)	5	5	—	—
	(308)	(370)	(334)	(36)	(16.8)

Earnings (loss) before reorganization items, income taxes and equity in earnings of affiliates	793	54	142	(88)	NM
Reorganization items, net (Note 7)	—	22,934	—	22,934	(100.0)

Earnings before income taxes and equity in earnings of affiliates	793	22,988	142	22,846	(96.6)
Income tax expense	340	60	60	—	466.7

Earnings before equity in earnings of affiliates	453	22,928	82	22,846	(98.0)
Equity in earnings of affiliates, net of tax	3	9	4	5	(66.7)
Net income	$456	$22,937	$86	$22,851	(98.0)

Earnings per share, basic	$3.82		$0.69	$196.61
Earnings per share, diluted	$3.10		$0.68	$196.61

Weighted average shares, basic	117.3		115.3	116.2
Weighted average shares, diluted	153.5		126.6	116.2

See accompanying notes.

(a)                                  Regional affiliates expense includes regional aircraft rent expense. See Note 3 for more information.

UAL CORPORATION AND SUBSIDIARY COMPANIES

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

(In millions)

	Three Months Ended		%
	September 30,		Increase/
(In accordance with GAAP)	2007	2006	(Decrease)

Cash flows provided by operating activities	$342	$131	161.1

Cash flows provided (used) by investing activities:
Additions to property and equipment	(282)	(93)	203.2
Purchases of EETC securities (a)	(76)	—	—
Net (purchases) sales of short-term investments	(317)	56	—
Other, net	73	31	135.5
	(602)	(6)	NM

Cash flows provided (used) by financing activities:
Repayment of Credit Facility	(9)	(14)	(35.7)
Repayment of other long-term debt	(126)	(89)	41.6
Principal payments under capital leases	(12)	(31)	(61.3)
Other, net	3	(4)	—
	(144)	(138)	4.3

Decrease in cash and cash equivalents during the period	(404)	(13)	NM
Cash and cash equivalents at beginning of the period	1,667	4,094	(59.3)
Cash and cash equivalents at end of the period	$1,263	$4,081	(69.1)

Reconciliation of cash and cash equivalents to total cash and cash equivalents, restricted cash and short-term investments:

	As of		%
	September 30,		Increase/
	2007	2006	(Decrease)

Cash and cash equivalents	$1,263	$4,081	(69.1)
Restricted cash	788	860	(8.4)
Short-term investments	2,899	2	NM
Total cash and cash equivalents, restricted cash and short-term investments	$4,950	$4,943	0.1

(a)          The Company has made a preliminary assessment that the EETC certificates purchased should be accounted for as Investments. When the Company finalizes its accounting assessment, that determination may change and the purchased certificates may be accounted for as debt extinguished.

CONSOLIDATED NOTES (UNAUDITED)

(1)   UAL Corporation (“UAL” or the “Company”) is a holding company whose principal subsidiary is United Air Lines, Inc. (“United”). On December 9, 2002, UAL, United and twenty-six direct and indirect wholly-owned subsidiaries filed Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the Northern District of Illinois. On February 1, 2006, the Company emerged from Chapter 11.

(2)   In connection with its emergence from Chapter 11 bankruptcy protection, the Company implemented fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.”  As a result of the application of fresh-start reporting, the financial statements prior to February 1, 2006 are not comparable with the financial statements after February 1, 2006. However, the successor period for the nine months ended September 30, 2007 has been compared to the combined Successor and Predecessor periods for the nine months ended September 30, 2006. The Company believes that these comparisons provide management and investors a useful perspective of the Company’s on-going financial and operational performance and trends. References to “Successor Company” refer to UAL on or after February 1, 2006, after giving effect to the application of fresh-start reporting. References to “Predecessor Company” refer to UAL prior to February 1, 2006.

(3)   United has contractual relationships with various regional carriers to provide regional jet and turboprop service branded as United Express. Under these agreements, United pays the regional carriers contractually agreed fees for crew expenses, maintenance expenses and other costs of operating these flights. These costs include aircraft rents of $106 million and $102 million for the three months ended September 30, 2007 and 2006, respectively, and $320 million and $330 million for the nine months ended September 30, 2007 and 2006, respectively, which are included in regional affiliate expense in our Statements of Consolidated Operations.

(4)   Distribution expenses include commissions, global distribution systems (“GDS”) and credit card transaction fees. Prior period information has been reclassified to conform to the current period presentation. GDS and credit card transaction fees were previously classified as components of Purchased services in the Company’s 2006 financial statements.

(5)   In the third quarter of 2007, the Company recorded a change in estimate of $59 million for certain liabilities relating to bankruptcy administrative claims. This adjustment resulted directly from the progression of the Company’s ongoing efforts to resolve certain bankruptcy pre-confirmation contingencies. The Company classified these changes in estimate as special items in the accompanying financial statements, as they are related directly to the ongoing resolution of bankruptcy administrative claims. This classification is consistent with classification used to report the effects of similar claims resolved in other quarterly periods since exit from bankruptcy. The Company therefore recorded a special operating revenue credit of $45 million, and a special operating expense credit of $14 million for these changes in estimate.

The Company also recorded special operating expense credits of $8 million and $30 million in the three and nine months ended September 30, 2007, respectively, and $30 million in the comparable nine month period of 2006, all relating to ongoing litigation for San Francisco and Los Angeles facility lease secured interests. This litigation remains unresolved from the Company’s recent reorganization.

(6)   The Company separately recorded a $26 million benefit from a change in estimate to certain other contingent liabilities, which was recorded as a credit to mainline passenger revenues of $22 million, and to regional affiliate revenues of $4 million. The Company classified this benefit to passenger revenue, since it represents an adjustment to contingent liabilities based largely on changes in underlying facts and circumstances occurring during the third quarter.

(7)   The net reorganization income of $22.9 billion recorded by the Predecessor Company in January 2006 consists of the following largely non-cash reorganization items: income of $24.6 billion from discharged claims and liabilities and $2.1 billion from the fair valuation of assets and liabilities, partially offset by charges of $2.4 billion related to the fair valuation of the Mileage Plus frequent flyer obligation, $0.9 billion from employee-related charges, $0.4 billion from contract rejection charges and $0.1 billion from various other non-cash charges.

(8)   Included in UAL’s operating earnings are the results of United’s wholly-owned subsidiary United Aviation Fuels Corporation (“UAFC”).

	Successor
UAFC (In millions)	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	% Change	Nine Months Ended September 30, 2007	Combined Periods Ended September 30, 2006	% Change
Other operating revenues	$3	$88	(96.6)	$41	$298	(86.2)
Cost of third party sales	—	85	(100.0)	34	291	(88.3)
Earnings from operations	$3	$3	—	$7	$7	—

(9)   UAL’s results of operations include aircraft fuel expense for both United mainline jet operations and regional affiliates. Aircraft fuel expense incurred as a result of the Company’s regional affiliates’ operations is reflected in Regional affiliates operating expense. In accordance with UAL’s agreement with its regional affiliates, these costs are incurred by the Company.

	Year-Over-Year Impact of Fuel Expense United Mainline and Regional Affiliate Operations
	Successor
	Three Months Ended September 30,	Three Months Ended September 30,	%	Nine Months Ended September 30,	Combined Periods Ended September 30,	%
(In millions, except per gallon)	2007	2006	Change	2007	2006	Change
Mainline fuel expense	$1,324	$1,368	(3.2)	$3,571	$3,685	(3.1)
Regional affiliates fuel expense	235	224	4.9	653	638	2.4
United system fuel expense	$1,559	$1,592	(2.1)	$4,224	$4,323	(2.3)

Mainline fuel consumption (gallons)	596	596	—	1,726	1,723	0.2
Mainline average jet fuel price per gallon (in cents)	222.1	229.7	(3.3)	206.9	213.9	(3.3)

Regional affiliates fuel consumption (gallons)	96	95	1.1	284	279	1.8
Regional affiliates average jet fuel price per gallon (in cents)	244.8	233.4	4.9	229.9	228.2	0.7

CONSOLIDATED NOTES (UNAUDITED)

(10)         The tables below set forth certain operating statistics by geographic region and the Company’s mainline, regional affiliates and consolidated operations, excluding special items:

(% change from prior year) Three months ended September 30, 2007	North America	Pacific	Atlantic	Latin	Mainline	Regional Affiliates	Consolidated
Passenger revenues	4.0	14.8	17.4	(3.3)	7.9	6.0	7.6
ASM	(4.6)	5.1	4.6	(13.5)	(1.5)	1.3	(1.3)
RPM	(1.8)	3.4	4.2	(15.3)	(0.3)	1.1	(0.1)
PRASM	9.0	9.2	12.2	11.7	9.7	4.6	8.9
Yield [a]	6.0	11.1	13.9	14.7	8.2	4.7	7.8
Load factor (points)	2.4	(1.4)	(0.3)	(1.8)	1.1	(0.2)	0.9

(% change from prior year) Nine months ended September 30, 2007	North America	Pacific	Atlantic	Latin	Mainline	Regional Affiliates	Consolidated
Passenger revenues	(0.6)	10.9	19.8	(2.5)	4.4	4.3	4.4
ASM	(2.7)	2.3	6.7	(12.8)	(0.8)	4.5	(0.3)
RPM	(0.5)	1.1	6.8	(13.4)	0.3	4.5	0.7
PRASM	2.2	8.5	12.2	11.8	5.1	(0.2)	4.6
Yield [a]	—	9.7	12.8	12.7	4.1	0.1	3.7
Load factor (points)	1.9	(0.9)	—	(0.5)	0.9	(0.1)	0.7

[a]     Yields for geographic regions exclude charter revenue, industry reduced fares, passenger charges and related revenue passenger miles.

(11)   Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company’s consolidated financial statements for the periods prior to its exit from bankruptcy are not comparable to the statements presented after exit. Further, the Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for special items and costs associated with financing transactions is useful to investors because they are non-recurring items not indicative of the Company’s on-going performance.

The Mileage Plus adjustment in both periods is (1) the additional amount of revenue that the Company estimates would have been recognized had we continued to apply the incremental cost method of accounting after exiting bankruptcy and (2) the estimated impact of the change in the breakage policy from 36 months to 18 months. The Company utilizes this adjustment for comparison of its performance to its peers, as currently certain of our peers still apply this method of accounting.

The tables below set forth the reconciliation of GAAP and non-GAAP financial measures for certain operating statistics that are used in determining key indicators such as adjusted passenger revenue per revenue passenger mile (“Yield”), operating revenue per available seat mile (“RASM”), operating margin, net income (loss) and operating expense per available seat mile (“CASM”). The special credits to revenue of $45 million, which are discussed in Note 5 above, are added back to Mainline ($37 million) and United Express ($8 million) passenger revenues, in the tables below, to present these revenues and related unit measures on a GAAP basis.

	Successor
	Three Months	Three Months		Nine Months	Combined
	Ended	Ended		Ended	Periods Ended
	September 30,	September 30,	%	September 30,	September 30,	%
	2007	2006	Change	2007	2006	Change
[a] Yield (In millions)
Mainline
Passenger - United Airlines	$4,225	$3,916	7.9	$11,457	$10,978	4.4
Add: Income from special item	37	—	—	37	—	—
Less: industry reduced fares and passenger charges	(13)	(14)	(7.1)	(34)	(37)	(8.1)
Mainline adjusted passenger revenue	$4,249	$3,902	8.9	$11,460	$10,941	4.7
Mainline revenue passenger miles	30,947	31,031	(0.3)	89,509	89,236	0.3
Adjusted mainline yield (in cents)	13.73	12.58	9.1	12.80	12.26	4.4

Passenger - United Airlines	$4,225	$3,916	7.9	$11,457	$10,978	4.4
Less: industry reduced fares and passenger charges	(13)	(14)	(7.1)	(34)	(37)	(8.1)
Mainline adjusted passenger revenue	$4,212	$3,902	7.9	$11,423	$10,941	4.4
Adjusted mainline yield (in cents)	13.61	12.58	8.2	12.76	12.26	4.1

Mainline excluding special items, industry reduced fares and passenger charges	$4,212	$3,902	7.9	$11,423	$10,941	4.4
Add: Mileage Plus - effect of accounting change	30	14	114.3	180	52	246.2
Less: Mileage Plus - effect of breakage policy change	(42)	—	—	(104)	—	—
Mainline adjusted passenger revenue	$4,200	$3,916	7.3	$11,499	$10,993	4.6
Adjusted mainline yield (in cents)	13.57	12.62	7.5	12.85	12.32	4.3

Regional Affiliates
Passenger - United Express	$819	$773	6.0	$2,298	$2,203	4.3
Add: Income from special item	8	—	—	8	—	—
Regional affiliates adjusted passenger revenue	$827	$773	7.0	$2,306	$2,203	4.7
Regional affiliates revenue passenger miles	3,285	3,248	1.1	9,636	9,220	4.5
Adjusted Regional affiliates yield (in cents)	25.18	23.80	5.8	23.93	23.90	0.1

Consolidated
Consolidated passenger revenue	$5,044	$4,689	7.6	$13,755	$13,181	4.4
Add: Income from special item	45	—	—	45	—	—
Less: industry reduced fares and passenger charges	(13)	(14)	(7.1)	(34)	(37)	(8.1)
Consolidated adjusted passenger revenue	$5,076	$4,675	8.6	$13,766	$13,144	4.7
Consolidated revenue passenger miles	34,232	34,279	(0.1)	99,145	98,456	0.7
Adjusted consolidated yield (in cents)	14.83	13.64	8.7	13.88	13.35	4.0

Consolidated passenger revenue	$5,044	$4,689	7.6	$13,755	$13,181	4.4
Less: industry reduced fares and passenger charges	(13)	(14)	(7.1)	(34)	(37)	(8.1)
Consolidated adjusted passenger revenue	$5,031	$4,675	7.6	$13,721	$13,144	4.4
Adjusted consolidated yield (in cents)	14.70	13.64	7.8	13.84	13.35	3.7

Consolidated excluding special items and industry reduced fares and passenger charges	$5,031	$4,675	7.6	$13,721	$13,144	4.4
Add: Mileage Plus - effect of accounting change	35	17	105.9	216	63	242.9
Less: Mileage Plus - effect of breakage policy change	(50)	—	—	(125)	—	—
Consolidated adjusted passenger revenue	$5,016	$4,692	6.9	$13,812	$13,207	4.6
Adjusted consolidated yield (in cents)	14.65	13.69	7.0	13.93	13.41	3.9

CONSOLIDATED NOTES (UNAUDITED)

	Successor
	Three Months	Three Months		Nine Months	Combined
	Ended	Ended		Ended	Periods Ended
	September 30,	September 30,	%	September 30,	September 30,	%
	2007	2006	Change	2007	2006	Change
[b] PRASM (In millions)
Mainline
Passenger - United Airlines	$4,225	$3,916	7.9	$11,457	$10,978	4.4
Add: Income from special item	37	—	—	37	—	—
Mainline passenger revenue	$4,262	$3,916	8.8	$11,494	$10,978	4.7
Mainline available seat miles	36,531	37,101	(1.5)	106,941	107,780	(0.8)
Mainline PRASM (in cents)	11.67	10.55	10.6	10.75	10.19	5.5

Passenger - United Airlines	$4,225	$3,916	7.9	$11,457	$10,978	4.4
Add: Mileage Plus - effect of accounting change	30	14	114.3	180	52	246.2
Less: Mileage Plus - effect of breakage policy change	(42)	—	—	(104)	—	—
Mainline adjusted passenger revenue	$4,213	$3,930	7.2	$11,533	$11,030	4.6
Adjusted mainline PRASM (in cents)	11.53	10.59	8.9	10.78	10.23	5.4

Regional Affiliates
Passenger - Regional Affiliates	$819	$773	6.0	$2,298	$2,203	4.3
Add: Income from special item	8	—	—	8	—	—
Regional affiliates passenger revenue	$827	$773	7.0	$2,306	$2,203	4.7
Regional affiliates available seat miles	4,199	4,145	1.3	12,302	11,767	4.5
Regional affiliates PRASM (in cents)	19.70	18.65	5.6	18.74	18.72	0.1

Passenger - Regional Affiliates	$819	$773	6.0	$2,298	$2,203	4.3
Add: Mileage Plus - effect of accounting change	5	3	66.7	36	11	227.3
Less: Mileage Plus - effect of breakage policy change	(8)	—	—	(21)	—	—
Regional affiliates adjusted passenger revenue	$816	$776	5.2	$2,313	$2,214	4.5
Adjusted regional affiliate PRASM (in cents)	19.43	18.72	3.8	18.80	18.82	(0.1)

Consolidated
Consolidated passenger revenues	$5,044	$4,689	7.6	$13,755	$13,181	4.4
Add: Income from special items	45	—	—	45	—	—
Consolidated passenger revenues including special items	$5,089	$4,689	8.5	$13,800	$13,181	4.7
Consolidated available seat miles	40,730	41,246	(1.3)	119,243	119,547	(0.3)
Consolidated PRASM (in cents)	12.49	11.37	9.9	11.57	11.03	4.9

Consolidated passenger revenues	$5,044	$4,689	7.6	$13,755	$13,181	4.4
Add: Mileage Plus - effect of accounting change	35	17	105.9	216	63	242.9
Less: Mileage Plus - effect of breakage policy change	(50)	—	—	(125)	—	—
Adjusted consolidated passenger revenues	$5,029	$4,706	6.9	$13,846	$13,244	4.5
Adjusted consolidated PRASM (in cents)	12.35	11.41	8.2	11.61	11.08	4.8

[c] RASM (In millions)
Mainline
Consolidated operating revenues	$5,527	$5,176	6.8	$15,113	$14,754	2.4
Less: Passenger - Regional Affiliates	(819)	(773)	6.0	(2,298)	(2,203)	4.3
Less: Regional Affiliates special items	(8)	—	—	(8)	—	—
Mainline operating revenues	$4,700	$4,403	6.7	$12,807	$12,551	2.0
Mainline available seat miles	36,531	37,101	(1.5)	106,941	107,780	(0.8)
Mainline RASM (in cents)	12.87	11.87	8.4	11.98	11.65	2.8

Mainline operating revenues	$4,700	$4,403	6.7	$12,807	$12,551	2.0
Less: UAFC (i)	(3)	(88)	(96.6)	(41)	(298)	(86.2)
Adjusted mainline operating revenues	$4,697	$4,315	8.9	$12,766	$12,253	4.2
Adjusted mainline RASM (in cents)	12.86	11.63	10.6	11.94	11.37	5.0

Mainline operating revenues excluding UAFC	$4,697	$4,315	8.9	$12,766	$12,253	4.2
Less: Income from special items	(37)	—	—	(37)	—	—
Adjusted mainline operating revenues	$4,660	$4,315	8.0	$12,729	$12,253	3.9
Adjusted mainline RASM (in cents)	12.76	11.63	9.7	11.90	11.37	4.7

Mainline operating revenues excluding UAFC and special items	$4,660	$4,315	8.0	$12,729	$12,253	3.9
Add: Mileage Plus - effect of accounting change	30	14	114.3	180	52	246.2
Less: Mileage Plus - effect of breakage policy change	(42)	—	—	(104)	—	—
Adjusted mainline operating revenues	$4,648	$4,329	7.4	$12,805	$12,305	4.1
Adjusted mainline RASM (in cents)	12.72	11.67	9.0	11.97	11.42	4.8

Consolidated
Consolidated operating revenues	$5,527	$5,176	6.8	$15,113	$14,754	2.4
Less: UAFC (i)	(3)	(88)	(96.6)	(41)	(298)	(86.2)
Adjusted consolidated operating revenues	$5,524	$5,088	8.6	$15,072	$14,456	4.3
Consolidated available seat miles	40,730	41,246	(1.3)	119,243	119,547	(0.3)
Adjusted consolidated RASM (in cents)	13.56	12.34	9.9	12.64	12.09	4.5

Consolidated operating revenues excluding UAFC	$5,524	$5,088	8.6	$15,072	$14,456	4.3
Less: Income from special items	(45)	—	—	(45)	—	—
Adjusted consolidated operating revenues	$5,479	$5,088	7.7	$15,027	$14,456	3.9
Adjusted consolidated RASM (in cents)	13.45	12.34	9.0	12.60	12.09	4.2

Consolidated operating revenues excluding UAFC and special items	$5,479	$5,088	7.7	$15,027	$14,456	3.9
Add: Mileage Plus - effect of accounting change	35	17	105.9	216	63	242.9
Less: Mileage Plus - effect of breakage policy change	(50)	—	—	(125)	—	—
Adjusted consolidated operating revenues	$5,464	$5,105	7.0	$15,118	$14,519	4.1
Adjusted consolidated RASM (in cents)	13.42	12.38	8.4	12.68	12.15	4.4

CONSOLIDATED NOTES (UNAUDITED)

	Successor
	Three Months	Three Months		Nine Months	Combined
	Ended	Ended		Ended	Periods Ended
	September 30,	September 30,	%	September 30,	September 30,	%
	2007	2006	Change	2007	2006	Change
[d] Operating Margin (In millions)
Consolidated operating earnings	$656	$335	95.8	$1,101	$424	159.7
Add: Severance	—	—	—	—	22	(100.0)
Less: Income from special revenue items	(45)	—	—	(45)	—	—
Less: Income from special expense items	(22)	(30)	(26.7)	(44)	(30)	46.7
Adjusted operating income	$589	$305	93.1	$1,012	$416	143.3
Consolidated operating revenues	$5,527	$5,176	6.8	$15,113	$14,754	2.4
Operating margin (percent)	11.9	6.5	5.4 pt.	7.3	2.9	4.4 pt.
Adjusted operating margin (percent)	10.7	5.9	4.8 pt.	6.7	2.8	3.9 pt.

[e] Pre-tax income (In millions)
Earnings before income taxes	$565	$249	126.9	$793	$22,988	(96.6)
Less: Reorganization income, net	—	—	—	—	(22,934)	(100.0)
Adjusted pre-tax income	565	249	126.9	793	54	NM
Less: Income from special revenue items	(45)	—	—	(45)	—	—
Less: Income from special expense items	(22)	(30)	(26.7)	(44)	(30)	46.7
Less: Gain from debt retirement	—	—	—	(22)	—	—
Add: Severance	—	—	—	—	22	(100.0)
Add: Credit facility amendment financing costs	—	—	—	23	—	—
Adjusted pre-tax income	$498	$219	127.4	$705	$46	NM
Adjusted pre-tax margin (percent)	9.0	4.2	4.8 pt.	4.7	0.3	4.4 pt.

[f] Net income (loss) (In millions)
Net income	$334	$190	75.8	$456	$22,937	(98.0)
Less: Reorganization income, net	—	—	—	—	(22,934)	(100.0)
Less: Income from special revenue items	(45)	—	—	(45)	—	—
Less: Income from special expense items	(22)	(30)	(26.7)	(44)	(30)	46.7
Less: Gain from debt retirement	—	—	—	(22)	—	—
Add: Severance	—	—	—	—	22	(100.0)
Add: Credit facility amendment financing costs	—	—	—	23	—	—
Add: Income tax expense (ii)	28	3	833.3	38	3	NM
Adjusted net income (loss)	$295	$163	81.0	$406	$(2)	—

[g] CASM (In millions)
Mainline
Consolidated operating expenses	$4,871	$4,841	0.6	$14,012	$14,330	(2.2)
Less: Regional affiliates	(751)	(713)	5.3	(2,176)	(2,124)	2.4
Mainline operating expenses	$4,120	$4,128	(0.2)	$11,836	$12,206	(3.0)
Mainline available seat miles	36,531	37,101	(1.5)	106,941	107,780	(0.8)
Mainline CASM (in cents)	11.28	11.13	1.3	11.07	11.33	(2.3)

Mainline operating expenses	$4,120	$4,128	(0.2)	$11,836	$12,206	(3.0)

Add: Income from special items	22	30	(26.7)	44	30	46.7
Less: Severance	—	—	—	—	(22)	(100.0)
Mainline operating expenses	$4,142	$4,158	(0.4)	$11,880	$12,214	(2.7)
Adjusted mainline CASM (in cents)	11.34	11.21	1.2	11.11	11.33	(1.9)

Mainline operating expenses	$4,120	$4,128	(0.2)	$11,836	$12,206	(3.0)
Less: mainline fuel expense	(1,324)	(1,368)	(3.2)	(3,571)	(3,685)	(3.1)
Less: cost of third party sales - UAFC (i)	—	(85)	(100.0)	(34)	(291)	(88.3)
Adjusted mainline operating expense	$2,796	$2,675	4.5	$8,231	$8,230	—
Adjusted mainline CASM (in cents)	7.65	7.21	6.1	7.70	7.64	0.8

Mainline operating expenses excluding mainline fuel expense and UAFC	$2,796	$2,675	4.5	$8,231	$8,230	—
Add: Income from special items	22	30	(26.7)	44	30	46.7
Less: Severance	—	—	—	—	(22)	(100.0)
Adjusted mainline operating expense	$2,818	$2,705	4.2	$8,275	$8,238	0.4
Adjusted mainline CASM (in cents)	7.71	7.29	5.8	7.74	7.64	1.3

Regional affiliates
Regional affiliates operating expenses	$751	$713	5.3	$2,176	$2,124	2.4
Less: fuel expense	(235)	(224)	4.9	(653)	(638)	2.4
Adjusted Regional affiliates operating expense	$516	$489	5.5	$1,523	$1,486	2.5
Regional affiliates available seat miles	4,199	4,145	1.3	12,302	11,767	4.5
Adjusted Regional affiliates CASM (in cents)	12.29	11.79	4.2	12.38	12.63	(2.0)

Consolidated
Consolidated operating expenses	$4,871	$4,841	0.6	$14,012	$14,330	(2.2)
Less: fuel expense & UAFC (i)	(1,559)	(1,677)	(7.0)	(4,258)	(4,614)	(7.7)
Adjusted consolidated operating expenses	$3,312	$3,164	4.7	$9,754	$9,716	0.4
Consolidated available seat miles	40,730	41,246	(1.3)	119,243	119,547	(0.3)
Adjusted consolidated CASM (in cents)	8.13	7.67	6.0	8.18	8.13	0.6

Consolidated operating expenses excluding fuel and UAFC	$3,312	$3,164	4.7	$9,754	$9,716	0.4
Add: Income from special items	22	30	(26.7)	44	30	46.7
Less: Severance	—	—	—	—	(22)	(100.0)
Adjusted consolidated operating expenses	$3,334	$3,194	4.4	$9,798	$9,724	0.8
Adjusted consolidated CASM (in cents)	8.19	7.74	5.8	8.22	8.13	1.1

CONSOLIDATED NOTES (UNAUDITED)

		Successor
		Three Months	Three Months		Nine Months	Combined
		Ended	Ended		Ended	Periods Ended
		September 30,	September 30,	%	September 30,	September 30,	%
		2007	2006	Change	2007	2006	Change

[h]	Operating expenses (In millions)
	Consolidated operating expenses	$4,871	$4,841	0.6	$14,012	$14,330	(2.2)
	Add: Income from special items	22	30	(26.7)	44	30	46.7
	Less: Severance	—	—	—	—	(22)	(100.0)
	Adjusted operating expenses	$4,893	$4,871	0.5	$14,056	$14,338	(2.0)

[i]	Free cash flow (In millions)
	Operating cash flow	$342	$131	161.1	$2,002	$1,269	57.8
	Less: Capital expenditures	(282)	(93)	203.2	(428)	(252)	69.8
	Free cash flow	$60	$38	57.9	$1,574	$1,017	54.8

(i)  UAFC’s revenues and expenses are not derived from mainline jet operations. Therefore, UAL has excluded these revenues and expenses from the above reported GAAP financial measures. See Note 8, above, for more details.

(ii)  The income tax adjustment represents the difference in the income tax provision between actual Successor Company net income and adjusted Successor Company net income for the nine and eight months ended September 30, 2007 and 2006; calculated using an effective tax rate of 43% and 41%, respectively.

NM - Not meaningful.

CONSOLIDATED NOTES (UNAUDITED)

(12) The table below sets forth the estimated exit-related and fresh-start reporting impacts on the Company’s results of operations.

	2007 Increase (Decrease)
(In millions)	YTD	3Q	2Q	1Q
Revenue impact:	Estimate	Estimate	Estimate	Estimate
Mileage Plus revenue	$(91)	$15	$1	$(107)	[a]

Operating expense impact:
Share-based compensation	37	11	11	15	[b]
Mileage Plus marketing expense	(22)	(5)	(6)	(11)	[a]
Postretirement welfare cost	42	14	14	14	[c]
Depreciation and amortization	57	19	19	19	[d]
Deferred gain	54	18	18	18	[e]
Total operating expense impact	168	57	56	55

Non-operating expense impact:
Non-cash and fresh-start interest expense	(13)	(4)	(15)	6	[f]

[a]

In connection with its emergence from Chapter 11 protection effective February 1, 2006, the Company adopted fresh-start reporting. Accordingly, the Company elected to change its accounting policy from an incremental cost basis to a deferred revenue model to measure the obligation for the Mileage Plus Frequent Flyer program. Adjustments to the obligation are recorded to operating revenues. Historically, adjustments were based upon incremental costs and were recorded in both operating revenues and advertising expense.

The deferred revenue model is more volatile than the incremental cost basis. Because all miles are now accounted for under the deferred revenue model, the amount of revenue recognized is more sensitive to the number of miles earned and redeemed during the period than the incremental cost basis.

[b]

In accordance with the plan of reorganization, the Company implemented stock-based compensation plans for certain management employees and non-employee directors. The Company adopted SFAS 123R effective January 1, 2006 and recorded compensation expense for such plans.

[c]

In accordance with fresh-start reporting, the Company revalued its liabilities effective February 1, 2006 to fair value. As a result, all prior period service credits related to postretirement costs were eliminated.

[d]

In accordance with fresh-start reporting, the Company revalued its assets to fair value effective February 1, 2006. As a result, definite lived intangible asset values increased substantially which results in higher associated amortization expense. In addition, the value of the Company’s operating property and equipment was significantly reduced which results in lower depreciation expense. The Company has estimated the net impact of changes in asset values at fresh-start on net depreciation and amortization.

[e]	In accordance with fresh-start reporting, the Company revalued its liabilities effective February 1, 2006 to fair value. As a result, all deferred gains on aircraft sale/leasebacks were eliminated.

[f]	As a result of fresh-start reporting, the Company recognizes certain non-cash interest expenses, including the amortization of mark-to-market discounts on all debt and capital leases.

CONSOLIDATED NOTES (UNAUDITED)

(13)  Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The Company's consolidated financial statements for the periods prior to exit are not comparable to the statements presented after exit. Further, the Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence.  The Company also believes that adjusting for special items and the severance charge is useful to investors because they are non-recurring income and/or charges that are not indicative of the Company's on-going performance.  The forecasted amounts shown below were estimated based on actual results through September 30, 2007, and the Company's forecast for the remaining three months of 2007.  The forecasted fuel amounts shown below were estimated based on a jet fuel price of $2.50 per gallon for the fourth quarter.

	Three Months Ending					Twelve Months Ending
	December 31,					December 31,
	2007 Estimate		2006	YOY		2007 Estimate		2006	YOY
	Low	High	Actual	% Change		Low	High	Actual	% Change
Operating expense per ASM - CASM (cents)
Mainline operating expense	12.08	12.12	10.94	10.4	10.8	11.33	11.33	11.23	0.9	0.9
Less: fuel expense & cost of third party sales - UAFC	(4.05)	(4.05)	(3.37)	20.2	20.2	(3.56)	(3.56)	(3.61)	(1.9)	(1.9)
Mainline excluding fuel & UAFC	8.03	8.07	7.57	6.1	6.6	7.79	7.79	7.62	2.2	2.2
Add: income from special items	—	—	0.01	—	—	0.03	0.03	0.03	—	—
Less: severance charge	—	—	—	—	—	—	—	(0.02)	—	—
Mainline excluding fuel, UAFC, special items and severance charge	8.03	8.07	7.58	6.0	6.5	7.82	7.82	7.63	2.5	2.5

UAL CORPORATION AND SUBSIDIARY COMPANIES

Successor Company Operating Statistics

(Mainline and Regional Affiliates (a))

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,	%
	2007	2006	Change
Mainline revenue passengers (In thousands)	17,804	18,126	(1.8)

Revenue passenger miles - RPM (In millions)
Mainline	30,947	31,031	(0.3)
Regional affiliates	3,285	3,248	1.1
Consolidated	34,232	34,279	(0.1)

Available seat miles - ASM (In millions)
Mainline	36,531	37,101	(1.5)
Regional affiliates	4,199	4,145	1.3
Consolidated	40,730	41,246	(1.3)

Passenger load factor (percent)
Mainline	84.7	83.6	1.1	pt.
Regional affiliates	78.2	78.4	(0.2	)pt.
Consolidated	84.0	83.1	0.9	pt.

Consolidated operating breakeven passenger load factor (percent)	73.2	77.2	(4.0	)pt.

Passenger revenue per passenger mile - Yield (cents) [See Note 11a]
Mainline adjusted	13.73	12.58	9.1
Mainline adjusted for special items	13.61	12.58	8.2
Mainline adjusted for special and Mileage Plus	13.57	12.62	7.5
Regional affiliates	25.18	23.80	5.8
Regional affiliates adjusted for special items	24.93	23.80	4.7
Consolidated adjusted	14.83	13.64	8.7
Consolidated adjusted for special items	14.70	13.64	7.8
Consolidated adjusted for special items and Mileage Plus	14.65	13.69	7.0

Passenger revenue per available seat mile - PRASM (cents) [See Note 11b]
Mainline	11.67	10.55	10.6
Mainline adjusted for special items	11.57	10.55	9.7
Mainline adjusted for special items and Mileage Plus	11.53	10.59	8.9
Regional affiliates	19.70	18.65	5.6
Regional affiliates adjusted for special items (b)	19.50	18.65	4.6
Regional affiliates adjusted for special items and Mileage Plus (b)	19.43	18.72	3.8
Consolidated	12.49	11.37	9.9
Consolidated adjusted for special items	12.38	11.37	8.9
Consolidated adjusted for special items and Mileage Plus	12.35	11.41	8.2

Operating revenue per available seat mile - RASM (cents) [See Note 11c]
Mainline	12.87	11.87	8.4
Mainline excluding UAFC	12.86	11.63	10.6
Mainline adjusted for UAFC and special items	12.76	11.63	9.7
Mainline adjusted for UAFC, special items and Mileage Plus	12.72	11.67	9.0
Regional affiliates	19.70	18.65	5.6
Regional affiliates adjusted for special items (b)	19.50	18.65	4.6
Regional affiliates adjusted for special items and Mileage Plus (b)	19.43	18.72	3.8
Consolidated	13.57	12.55	8.1
Consolidated excluding UAFC	13.56	12.34	9.9
Consolidated adjusted for UAFC and special items	13.45	12.34	9.0
Consolidated adjusted for UAFC, special items and Mileage Plus	13.42	12.38	8.4

Operating expense per available seat mile - CASM (cents) [See Note 11g]
Mainline	11.28	11.13	1.3
Mainline excluding fuel and cost of third party sales - UAFC	7.65	7.21	6.1
Mainline excluding fuel, UAFC and special items	7.71	7.29	5.8
Regional affiliates	17.89	17.19	4.1
Regional affiliates excluding fuel	12.29	11.79	4.2
Consolidated	11.96	11.74	1.9
Consolidated excluding fuel and cost of third party sales - UAFC	8.13	7.67	6.0
Consolidated excluding fuel, UAFC and special items	8.19	7.74	5.8

Mainline unit earnings (cents) (c)	1.59	0.74	114.9
Mainline unit earnings excluding fuel and UAFC (cents) (c)	5.21	4.42	17.9
Mainline unit earnings excluding fuel, UAFC and special items (cents) (c)	5.05	4.34	16.4

Number of aircraft in operating fleet at end of period
Mainline	460	460	—
Regional affiliates	282	290	(2.8)
Consolidated	742	750	(1.1)

Other Mainline Statistics
Mainline average price per gallon of jet fuel (cents)	222.1	229.7	(3.3)
Average full-time equivalent employees (thousands)	51.8	53.1	(2.4)
Mainline ASMs per equivalent employee - productivity (thousands)	705	699	0.9
Average stage length (in miles)	1,378	1,373	0.4
Fleet utilization (in hours and minutes)	11:09	11:25	(2.3)

(a)  Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.

(b) See Note 11b. The Regional affiliate PRASM and RASM with the special items and Mileage Plus adjustments are the same as all Regional Affiliate revenues are passenger revenues.

(c) Unit earnings is calculated as RASM minus CASM.

UAL CORPORATION AND SUBSIDIARY COMPANIES

Combined Successor and Predecessor Company Operating Statistics

(Mainline and Regional Affiliates (a))

	Successor
	Nine Months	Combined
	Ended	Periods Ended
	September 30,	September 30,	%
	2007	2006	Change
Mainline revenue passengers (In thousands)	52,344	52,621	(0.5)

Revenue passenger miles - RPM (In millions)
Mainline	89,509	89,236	0.3
Regional affiliates	9,636	9,220	4.5
Consolidated	99,145	98,456	0.7

Available seat miles - ASM (In millions)
Mainline	106,941	107,780	(0.8)
Regional affiliates	12,302	11,767	4.5
Consolidated	119,243	119,547	(0.3)

Passenger load factor (percent)
Mainline	83.7	82.8	0.9	pt.
Regional affiliates	78.3	78.4	(0.1	)pt.
Consolidated	83.1	82.4	0.7	pt.

Consolidated operating breakeven passenger load factor (percent)	76.5	79.7	(3.2	)pt.

Passenger revenue per passenger mile - Yield (cents) [See Note 11a]
Mainline adjusted	12.80	12.26	4.4
Mainline adjusted for special items	12.76	12.26	4.1
Mainline adjusted for special items and Mileage Plus	12.85	12.32	4.3
Regional affiliates	23.93	23.90	0.1
Regional affiliates adjusted for special items	23.85	23.90	(0.2)
Consolidated adjusted	13.88	13.35	4.0
Consolidated adjusted for special items	13.84	13.35	3.7
Consolidated adjusted for special items and Mileage Plus	13.93	13.41	3.9

Passenger revenue per available seat mile - PRASM (cents) [See Note 11b]
Mainline	10.75	10.19	5.5
Mainline adjusted for special items	10.71	10.19	5.1
Mainline adjusted for special items and Mileage Plus	10.78	10.23	5.4
Regional affiliates	18.74	18.72	0.1
Regional affiliates adjusted for special items (b)	18.68	18.72	(0.2)
Regional affiliates adjusted for special items and Mileage Plus (b)	18.80	18.82	(0.1)
Consolidated	11.57	11.03	4.9
Consolidated adjusted for special items	11.54	11.03	4.6
Consolidated adjusted for special items and Mileage Plus	11.61	11.08	4.8

Operating revenue per available seat mile - RASM (cents) [See Note 11c]
Mainline	11.98	11.65	2.8
Mainline excluding UAFC	11.94	11.37	5.0
Mainline adjusted for UAFC and special items	11.90	11.37	4.7
Mainline adjusted for UAFC, special items and Mileage Plus	11.97	11.42	4.8
Regional affiliates	18.74	18.72	0.1
Regional affiliates adjusted for special items (b)	18.68	18.72	(0.2)
Regional affiliates adjusted for special items and Mileage Plus (b)	18.80	18.82	(0.1)
Consolidated	12.67	12.34	2.7
Consolidated excluding UAFC	12.64	12.09	4.5
Consolidated adjusted for UAFC and special items	12.60	12.09	4.2
Consolidated adjusted for UAFC, special items and Mileage Plus	12.68	12.15	4.4

Operating expense per available seat mile - CASM (cents) [See Note 11g]
Mainline	11.07	11.33	(2.3)
Mainline excluding fuel and cost of third party sales - UAFC	7.70	7.64	0.8
Mainline excluding fuel, UAFC, special items and severance	7.74	7.64	1.3
Regional affiliates	17.69	18.05	(2.0)
Regional affiliates excluding fuel	12.38	12.63	(2.0)
Consolidated	11.75	11.99	(2.0)
Consolidated excluding fuel and cost of third party sales - UAFC	8.18	8.13	0.6
Consolidated excluding fuel, UAFC, special items and severance	8.22	8.13	1.1

Mainline unit earnings (cents) (c)	0.91	0.32	184.4
Mainline unit earnings excluding fuel and UAFC (cents) (c)	4.24	3.73	13.7
Mainline unit earnings excluding fuel, UAFC, special items and severance (cents) (c)	4.16	3.73	11.5

Number of aircraft in operating fleet at end of period
Mainline	460	460	—
Regional affiliates	282	290	(2.8)
Consolidated	742	750	(1.1)

Other Mainline Statistics
Mainline average price per gallon of jet fuel (cents)	206.9	213.9	(3.3)
Average full-time equivalent employees (thousands)	51.6	53.4	(3.4)
Mainline ASMs per equivalent employee - productivity (thousands)	2,073	2,018	2.7
Average stage length (in miles)	1,368	1,366	0.1
Fleet utilization (in hours and minutes)	11:06	11:12	(0.9)

(a)  Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.

(b) See Note 11b. The Regional affiliate PRASM and RASM with the special items and Mileage Plus adjustments are the same as all Regional Affiliate revenues are passenger revenues.

(c) Unit earnings is calculated as RASM minus CASM.